                                                                     Exhibit 23


                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated February 12, 1999, with respect to the consolidated financial statements of OM Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998:

Registration Number         Description                                                      Filing Date
-------------------         -----------                                                      -----------
33-74674                    OM Group, Inc. Long-Term Incentive Compensation
                              Plan - Form S-8 Registration Statement -
                              1,015,625 Shares                                               January 27, 1994

333-07529                   OMG Americas, Inc. Employees' Profit Sharing Plan
                              -- Form S-8 Registration Statement - 250,000 Shares            July 3, 1996

333-07531                   OM Group, Inc. Non-Employee Directors' Equity Plan
                             -- Form S-8 Registration Statement - 250,000 Shares             July 3, 1996



                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
March 22, 1999